SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        September 30, 2000
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware

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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600

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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.
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Unocal Corporation  completed the sale of its agricultural  products business to
Calgary-based Agrium Inc. for approximately $321 million and possible future consideration.

The sale included Unocal's Prodica LLC and Alaska Nitrogen Products LLC (ANP) subsidiaries. Prodica provides nitrogen and sulfur products to agricultural and industrial customers throughout the western United States and northern Mexico. ANP manufactures ammonia and urea at its Nikiski, Alaska, plants for agricultural and industrial customers in the Pacific Region.

Unocal received approximately $246 million in cash ($250 million adjusted for working capital and other charges) plus $50 million in Agrium six percent junior convertible subordinated debentures and approximately 2.6 million shares of Agrium common stock. The junior convertible subordinated debentures are convertible into approximately 4.2 million additional shares of Agrium common stock. In addition, Unocal has retained an interest in the form of participation payments if ammonia and urea prices rise above projected levels over the next six years.

Unocal expects to use the cash proceeds from the sale for general corporate purposes, which may include debt reduction or possible acquisitions. Unocal has the right to have the Agrium convertible subordinated debentures and common stock registered for resale. The proceeds from any resale would be used in like fashion.

Unocal's Alaska oil and gas business unit will continue to supply natural gas to ANP from certain Cook Inlet fields and other sources pursuant to a 1998 agreement between Unocal and ANP that expires in 2009.

This filing contains certain forward-looking statements about possible receipt of participation payments, use of cash for debt reduction or other purposes, natural gas reserves and gas deliveries and prices. These statements are not guarantees of future performance. The statements are based upon current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Actual results could differ materially as a result of various factors, including certain of those discussed in Unocal's 1999 Annual Report on Form 10-K.

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

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                UNOCAL CORPORATION
                                                (Registrant)





Date:  October 3, 2000                        By:  /s/ JOE D. CECIL
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                                                Joe D. Cecil
                                                Vice President and Comptroller


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